Exhibit E

AMENDMENT NO. 1 TO
OPERATING AGREEMENT
OF
S.I. ACQUISITION LLC

THIS AMENDMENT NO. 1 (this “Amendment”) to the OPERATING AGREEMENT OF S.I. ACQUISITION LLC (the “Company”), is made and entered into as of the 28th day of February, 2003 by and among the undersigned parties (the “Members”).

W I T N E S S E T H:

WHEREAS, the parties hereto are all of the Members of the Company; and

WHEREAS, the Company is constituted under that certain Operating Agreement dated February 6, 2003 (the “Operating Agreement”); and

WHEREAS, the Members desire to amend the Operating Agreement to reflect the transfer of a membership interest in the Company;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

1.             Capitalized Terms.  Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Operating Agreement.

2.             Amendment to Operating Agreement.  Exhibit A-2 to the Operating Agreement is hereby deleted and Exhibit A-2 attached hereto is substituted therefor.

3.             Full Force and Effect; References.  Except as expressly amended hereby, the Operating Agreement shall remain in full force and effect in accordance with the provisions thereof on the date hereof.  Any references in the Operating Agreement to “this Agreement,” “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean or refer to the Operating Agreement as amended by this Amendment.

4.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties as of the date first above written.

THE MANAGER:

SI HOLDINGS LLC, an Illinois limited liability company

By:	/s/ Jack Miller
Jack Miller, Manager

THE MEMBERS:

SI HOLDINGS LLC, an Illinois limited liability company under power of attorney granted under Section 14.1(c) of the Operating Agreement

By:	/s/ Jack Miller
Jack Miller, Manager

EXHIBIT A-2

Member	Total Contribution	Membership Percentage

Jack Miller Family Limited Partnership #1	$2,356,729	33.39%

Jack Miller Trust Dated January 18, 1984	3,594,696	50.92%

Harvey L. Miller Trust Dated January 21, 1983	825,872	11.70%

The Judith N. Bernstein 1994 Trust	6,531.09%

Sharon A. McCormick Revocable Trust	6,531.09%

Goldie Wolfe Miller	1,599.02%

Howard I. Bernstein Declaration of Trust Dated April 28, 1987	245,713	3.48%

Eric Achepohl	22,199.31%
TOTAL:	$7,059,870	100%